                                                                     EXHIBIT 2.5

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                            STOCK PURCHASE AGREEMENT



                                  by and among



                 METAMOR WORLDWIDE, INC. ("Metamor" or "Buyer")


                                       and


                the SELLERS listed on the Signature pages hereto
                                   ("Sellers")




                            Dated as of June 17, 1998



================================================================================





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                             METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1.    Definitions..............................................................1
2.    Purchase and Sale of Shares..............................................6
      (a)      Basic Transaction...............................................6
      (b)      Purchase Price..................................................6
      (c)      Earn-Out Payment................................................7
      (d)      Date and Form of Payment........................................7
      (e)      Purchase Price Adjustment.......................................8
      (f)      The Closing.....................................................8
      (g)      Deliveries at the Closing.......................................8
3.    Representations and Warranties Concerning the Transaction................9
      (a)      Representations and Warranties of the Sellers...................9
               (i)      Authorization of Transaction...........................9
               (ii)     Noncontravention.......................................9
               (iii)    Broker's Fees.........................................10
               (iv)     Shares................................................10
      (b)      Representations and Warranties of the Buyer....................10
               (i)      Organization of the Buyer.............................11
               (ii)     Authorization of Transaction..........................11
               (iii)    Noncontravention......................................11
               (iv)     Brokers' Fees.........................................11
               (v)      Investment............................................11
4.    Representations and Warranties Concerning Target........................12
      (a)      Organization, Qualification, and Corporate Power...............13
      (b)      Capitalization.................................................14
      (c)      Noncontravention...............................................14
      (d)      Subsidiaries...................................................14
      (e)      Financial Statements...........................................14
      (f)      Events Subsequent to Most Recent Fiscal Year End...............15
      (g)      Undisclosed Liabilities........................................17
      (h)      Tax Matters....................................................17
      (i)      Tangible Assets................................................18
      (j)      Real Property..................................................19
      (k)      Real Property Leases...........................................19
      (l)      Intellectual Property..........................................19
      (m)      Contracts......................................................23
      (n)      Notes and Accounts Receivable..................................25
      (o)      Powers of Attorney.............................................25
      (p)      Insurance......................................................25


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

     (q)      Litigation...................................................................26
     (r)      Employees....................................................................26
     (s)      Employee Benefits............................................................26
     (t)      Guaranties...................................................................28
     (u)      Environment, Health, and Safety..............................................28
     (v)      Legal Compliance.............................................................29
     (w)      Certain Business Relationships with Target...................................30
     (x)      Brokers' Fees................................................................31
     (y)      Disclosure...................................................................31
     (z)      Books and Records............................................................31
     (aa)     Payments to Officials........................................................31
5.   Intentionally Omitted.................................................................31
6.   Covenants.............................................................................31
     (a)      General......................................................................31
     (b)      Litigation Support...........................................................31
     (c)      Transition...................................................................32
     (d)      Confidentiality..............................................................32
     (e)      Additional Tax Matters.......................................................32
     (f)      Covenant Not to Compete......................................................33
     (g)      Conduct of Business During Earn-Out Period...................................34
     (h)      Personal Guaranties..........................................................34
7.   The Closing...........................................................................35
     (a)      Seller's Actions.............................................................35
     (b)      Buyer's Actions..............................................................37
8.   Remedies for Breaches of This Agreement...............................................37
     (a)      Survival.....................................................................37
     (b)      Indemnification Provisions for Benefit of the Buyer..........................38
     (c)      Indemnification Provisions for Benefit of the Sellers........................39
     (d)      Matters Involving Third Parties..............................................40
     (e)      Determination of Loss........................................................40
     (f)      Exclusive Remedy.............................................................41
     (g)      Payment; General Right of Offset.............................................41
     (h)      Tax Disputes.................................................................41
9.   Intentionally Omitted.................................................................41
10.  Miscellaneous.........................................................................41
     (a)      Nature of the Sellers' Representations, Warranties and Covenants.............41
     (b)      Press Releases and Announcements.............................................42
     (c)      No Third-Party Beneficiaries.................................................42
     (d)      Entire Agreement.............................................................42
     (e)      Succession and Assignment....................................................42
     (f)      Facsimile/Counterparts.......................................................42
     (g)      Headings.....................................................................43
     (h)      Notices......................................................................43
     (i)      Governing Law................................................................44
     (j)      Amendments and Waivers.......................................................44



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

   (k)      Severability......................................................44
   (l)      Expenses..........................................................44
   (m)      Construction......................................................44
   (n)      Incorporation of Exhibits, Annexes, and Schedules.................45
   (o)      Gender; etc.......................................................45
   (p)      Specific Performance..............................................45
   (q)      Submission to Jurisdiction........................................45

                     LIST OF EXHIBITS, ANNEXES AND SCHEDULES


                                    EXHIBITS

Exhibit A                  Financial Statements
Exhibit B                  Form of Employment Agreement
Exhibit C                  Form of Opinion of Seller's Legal Counsel
Exhibit D                  Form of Bi-Weekly Financial Information
Exhibit 2(b)               Sellers
Exhibit 4(l)               Form of Nondisclosure Agreement
Exhibit 4(l)(xii)(1)       Standard License Agreement
Exhibit 4(l)(xii)(2)       Standard Trial Agreement


                                     ANNEXES

Annex I        Determination of EBIT
Annex II       Exceptions to Representations of Sellers
Annex III      Exceptions to Representations of Buyer
Annex IV       SAR Cancellation Recipients


                                    SCHEDULES

Disclosure Schedule

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                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT ("AGREEMENT") is entered into as of the 17th day of June, 1998, by and among METAMOR WORLDWIDE, INC., a Delaware corporation (the "BUYER"), Informix Corporation, a Delaware corporation ("INFORMIX") and the individuals and Persons listed on the signature pages hereto (together with Informix, each individually referred to as "SELLER" and collectively, the "SELLERS"). The Buyer and the Sellers are referred to collectively herein as the "PARTIES" and M.R. Baldwin, Inc., a Texas corporation, Mervin Calverley, J.D. Hicks & Associates, a Texas corporation, and Kenneth W. Marshall are referred to collectively herein as the "MAJOR SELLERS."

         The Sellers in the aggregate own all of the outstanding capital stock of Virtual Solutions, Inc., a Texas corporation ("TARGET").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of Target.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1. DEFINITIONS.

            "ADJUSTED EBIT" means, with respect to each period for which it is so computed, earnings before interest and taxes (prepared on an accrual basis of accounting and in accordance with GAAP, consistently applied), as determined in accordance with Annex I attached hereto, plus any mutually agreed upon adjustments and addbacks.

            "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs.

            "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

            "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

            "AGREEMENT" has the meaning set forth in the preface above.

            "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

            "BUYER" has the meaning set forth in the preface above.

            "CLOSING" has the meaning set forth in Section 2(f) below.

            "CLOSING DATE" has the meaning set forth in Section 2(f) below.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of Target, including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals or bidding information; business plans and training operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

            "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

            "CUSTOMER CONTRACT OR AGREEMENT" means any contract or agreement between Target and any customer or licensee of Target related to (a) information technology or computer support services, training, education and change management services; (b) maintenance contracts for application software; (c) maintenance support arrangements, (d) reengineering and refurbishment arrangements; (e) consulting and professional resource arrangements; (f) any other contract integration or support services arrangement; and (g) agreements related to any other services provided by Target.

            "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. Section 1.1502-13.

            "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 below.

            "DOCUMENTATION" has the meaning set forth in Section 4(l) below.

            "EARN-OUT PAYMENTS" has the meaning set forth in Section 2(c) below.

            "EARN-OUT PAYMENT DISAGREEMENT NOTICE" has the meaning set forth in
Section 2(d) below.

            "EARN-OUT PERIOD" has the meaning set forth in Section 2(c) below.

            "E&Y EARN-OUT PAYMENT DETERMINATION" has the meaning set forth in
Section 2(d) below.


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
                                      -2-
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            "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi employer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

            "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

            "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

            "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

            "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) below.

            "FIRST EARN-OUT PAYMENT" has the meaning set forth in Section 2(c)(i) below.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "GOVERNMENTAL AUTHORITY" means any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

            "GROSS PROFIT MARGIN" means the gross profit of the Target as determined in a manner consistent with the Financial Statements.

            "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) below.

            "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) below.

            "INFORMIX" has the meaning set forth in the preface above.

            "INITIAL PAYMENT AMOUNT" has the meaning set forth in Section 2(b) below.

                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
                                      -3-
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            "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) patents, patent applications, and provisional applications, including all continuations, divisionals and related applications, (c) copyrights and registrations and applications for registration thereof, (d) to the extent legally protectable, computer software, data, and documentation, (e) to the extent legally protectable, trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) to the extent legally protectable, other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

            "JOINT AND SEVERAL" has the meaning set forth in Section 10(a) below.

            "KNOWLEDGE" means that which is known or understood after reasonable investigation and inquiry, which inquiry shall include an inquiry of the employees of Target with responsibility for the matters in question.

            "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

            "LICENSES" has the meaning set forth in Section 4(l) below.

            "MAJOR SELLERS" has the meaning set forth in the preface above.

            "MAJORITY IN INTEREST OF THE MAJOR SELLERS" means those Major Sellers that, at the date hereof, hold a majority of the common stock of Target (excluding for purposes of such calculation any Shares held by Informix).

            "MATERIAL" has the meaning set forth in Section 4 below.

            "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 4 below.

            "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

            "NET WORKING CAPITAL" means total current assets less total current liabilities of Target (including but not limited to the impact of the payment by Target of all of Target's and Sellers' fees and expenses related to the transactions contemplated by this Agreement), further reduced by any long-term



                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
                                      -4-
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debt (including, without limitation, any capital leases treated as long-term debt in accordance with GAAP) of Target, as determined in accordance with GAAP, consistently applied.

            "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

            "PARTIES" has the meaning set forth in the preface above.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PERSON" shall mean any individual, corporation, association, partnership, proprietorship, joint venture or other entity.

            "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

            "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

            "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

            "SECOND EARN-OUT PAYMENT" has the meaning set forth in Section 2(c)(ii) below.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

            "SELLER" has the meaning set forth in the preface above.

            "SELLERS" has the meaning set forth in the preface above.

            "SEVERAL" has the meaning set forth in Section 10(a) below.

            "SHARES" means the shares of common stock, par value $0.01 per share, and preferred stock, par value $0.01 per share, of Target.



                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
                                       -5-
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            "SOFTWARE PROGRAMS" has the meaning set forth in Section 4(l) below.

            "SUB-S SELLERS" means M.R. Baldwin, Inc., a Texas corporation, and J.D. Hicks & Associates, Inc., a Texas corporation.

            "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

            "TARGET" has the meaning set forth in the preface above.

            "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

            "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2. PURCHASE AND SALE OF SHARES.

            (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers severally agrees to sell to the Buyer, all of the Shares owned by such Seller for the consideration specified below in this Section 2.

            (b) PURCHASE PRICE. The purchase price for the Shares to be purchased by Buyer, or such wholly-owned subsidiary of Buyer as Buyer shall so designate, from the Sellers pursuant to the terms hereof shall be composed of the Initial Payment Amount (as hereinafter defined), and the Earn-Out Payments (as hereinafter defined). The Buyer agrees to pay to the Sellers an amount in cash equal to $10,800,000 (the "INITIAL PAYMENT AMOUNT"), for the Shares to be purchased pursuant to the terms hereof. The Initial Payment Amount shall be paid by Buyer to Sellers at the Closing by wire transfer to an account or accounts designated by Sellers. Each Seller shall receive that portion of the Initial Payment Amount set forth opposite such Seller's name on Exhibit 2(b) attached hereto (each a "Base Payment").

         The sum of the Initial Payment Amount and the Earn-Out Payments is collectively referred to herein as the "Purchase Price"; provided, that with respect to Informix, the "Purchase Price"


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
shall consist solely of the Initial Payment Amount paid to Informix. The Sellers hereby direct Buyer, on the Sellers' behalf and on behalf of Target, to pay the amount of $350,859 to Capital Alliance Corporation, which payment has been deducted from the amounts paid to M.R. Baldwin, Inc., J.D. Hicks & Associates, Inc., and Kenneth W. Marshall in determining the Base Payment for each such Person.

            (c) EARN-OUT PAYMENTS. In addition to the Initial Payment Amount, the Buyer agrees to pay to the Sellers (other than Informix), if earned, the following earned payout amounts;

                (i) an earned payout amount (the "FIRST EARN-OUT PAYMENT") equal to the product of 7.0 multiplied by the amount, if any, by which the Adjusted EBIT of Target for the twelve (12) month period ending March 31, 1999 exceeds $1,393,000; and

                (ii) an additional earned payout amount (the "SECOND EARN-OUT PAYMENT") equal to the product of 6.0 multiplied by the amount, if any, by which the Adjusted EBIT of Target for the twelve (12) month period ending March 31, 2000 exceeds $1,755,350.

         The First Earn-Out Payment and the Second Earn-Out Payment are collectively referred to herein as the "EARN-OUT PAYMENTS." In no event shall the sum of the Earn-Out Payments exceed $18,000,000 and in no event shall the Second Earn-Out Payment exceed $18,000,000 less the amount of the First Earn-Out Payment. Each Seller (other than Informix) shall receive that portion of any Earn-Out Payment determined by multiplying the aggregate Earn-Out Payment by a fraction, the numerator of which is the number of shares of common stock of Target owned by such Seller immediately prior to the Closing and the denominator of which is 104,000.

         The period from April 1, 1998 to and including March 31, 2000 shall be referred to as the "EARN-OUT PERIOD."

            (d) DATE AND FORM OF PAYMENT. The First Earn-Out Payment and the Second Earn-Out Payment shall be payable by Buyer to Sellers (other than Informix) in cash, on or before June 15, 1999 and 2000, respectively, and shall be based on the internally-generated financial statements (which have been prepared under the direction of Buyer) of Target for the preceding twelve (12) month period ended March 31, respectively.

         In the event there is a dispute between Buyer and a Majority in Interest of the Major Sellers regarding an Earn-Out Payment, such Earn-Out Payment shall be determined by Ernst & Young, LLP in accordance with this Agreement (at the joint expense of Buyer and Sellers). Such determination (each an "E&Y EARN-OUT PAYMENT DETERMINATION") shall be submitted in writing to Buyer and Sellers no later than May 15, 1999, in the case of the First Earn-Out Payment, and May 15, 2000, in the case of the Second Earn-Out Payment. If, within five (5) days after receipt of an E&Y Earn-Out Payment Determination, the Buyer and/or a Majority in Interest of the Major


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

Sellers deliver written notice to the other Party that such Party disagrees with the E&Y Earn-Out Payment Determination (an "EARN-OUT PAYMENT DISAGREEMENT NOTICE"), then Buyer and such Majority in Interest of the Major Sellers shall attempt in good faith to mutually determine the correct amount of the Earn-Out Payment within five (5) days after Buyer and/or such Majority in Interest of the Major Sellers deliver the Earn-Out Payment Disagreement Notice to the other Party or Parties. If Buyer and such Majority in Interest of the Major Sellers cannot in good faith mutually determine the amount of such Earn-Out Payment within such period, then Buyer and such Majority in Interest of the Major Sellers shall have ten (10) days following their receipt of such determination to object in good faith to the Earn-Out Payment, in which event the item or items in dispute shall be resolved by another "Big Six" accounting firm mutually acceptable to Buyer and such Majority in Interest of the Major Sellers (whose decision shall be conclusive and binding on the Parties with respect to such disputed item(s)). Any adjustment in the Earn-Out Payment determined by such "Big Six" accounting firm shall be made within ten (10) days following such resolution. In the event such resolution would result in an increase in the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid for solely by Buyer. Conversely, in the event that such "Big Six" accounting firm determines that such resolution would result in a decrease in the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid for solely by such Majority in Interest of the Major Sellers. In the event that such "Big Six" accounting firm determines that no changes shall be made to the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid by the Party or Parties delivering the Earn-Out Payment Disagreement Notice.

            (e) PURCHASE PRICE ADJUSTMENT. The Net Working Capital of Target as of April 30, 1998 shall have been determined in accordance with the provisions hereof by the Parties on or before ten (10) days before the time of Closing. In the event that the Net Working Capital of Target as April 30, 1998 was less than $2,200,000, the Initial Payment Amount shall be adjusted downward to the extent of such difference on a dollar-for-dollar basis. In the event that there was a dispute between Buyer and Sellers regarding the Net Working Capital of Target as of April 30, 1998, Ernst & Young, LLP shall have prepared the calculation of the Net Working Capital of Target (the costs of which Buyer and Sellers shall split equally), which calculation shall have been submitted to Buyer and Sellers not later than five (5) days before the Closing Date. The Net Working Capital derived from such calculation by Ernst & Young, LLP shall be final, conclusive and binding on the Parties.

            (f) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Buyer in Houston, Texas commencing at 9:00 a.m. local time on the date hereof or such other date as the Buyer and the Sellers may mutually determine (the "CLOSING DATE"); provided, however, that the Closing Date shall be no later than June 14, 1998, unless such date is extended with the mutual consent of the Buyer and the Sellers.

            (g) DELIVERIES AT THE CLOSING; INSTRUCTION. At the Closing, (i) each of the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

Section 7(a) below to be delivered to Buyer by such Seller, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to each of the Sellers the consideration specified in Section 2(b) above, as such consideration may be adjusted pursuant to Section 2(e) above. The Sellers hereby instruct Target to record the transfer of their Shares on the record books of Target as soon as is reasonably practicable after the Closing.

         3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

            (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers severally represents and warrants to the Buyer that the statements contained in this Section 3(a) (except for the representation or warranty set forth in the second sentence and clause (ii) of the fourth sentence of Section 3(a)(iv), as to which only the Major Sellers represent and warrant) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to himself except as set forth in Annex II attached hereto.

                (i) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and
         (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

                (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any Governmental Authority or court to which the Seller is subject or
         (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

                (iii) BROKER'S FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                (iv) SHARES. The Seller holds of record and owns beneficially the number of Shares set forth next to his name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. The Sellers hold all of the issued and outstanding shares of Target and upon the consummation of the transactions contemplated hereby, Buyer will hold all of the issued and outstanding shares of Target. The Seller is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Target. The Seller hereby further represents and warrants that
         (i) all other Shares or options, rights, warrants or other interests in the equity of Target, if any, of such Seller have been fully repurchased by Target prior to the Closing Date and (ii) there are no pending or threatened suits, claims or actions by any former holders of Shares or options, rights, warrants or other interests in the equity of Target with respect to the repurchase of their equity interest in Target.

                (v) RIGHT OF FIRST REFUSAL. Each Seller has waived or terminated, or has otherwise allowed to expire without exercise, any restriction or right with respect to the transfer of any capital stock of Target, including any right of first refusal, co-sale right, tag-a-long or drag-a-long rights and all rights set forth in that certain Virtual Solutions, Inc. Amended and Restated Shareholders Agreement, dated as of October 18, 1996, among Target, Informix, Major Sellers (other than Mervin Calverley) and the Spouses of certain of the Sellers who are parties thereto.

                (vi) OTHER REPRESENTATIONS AND WARRANTIES. Sellers make no representation or warranty concerning the transactions contemplated hereby other than those that are expressly set forth in this Section 3(a) and, with respect to the Major Sellers, Section 4 below.

            (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers that the statements contained in this
Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex III attached hereto.


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

                (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any other party or any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

                (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any Governmental Authority, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                (iv) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                (v) INVESTMENT. Buyer is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Buyer does not have any present intention of selling, granting any participation in, or otherwise distributing the Shares otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Buyer does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

                (vi) REGISTRATION. Buyer acknowledges that the sales of the Shares will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by Sellers that the sales of Shares as provided for herein is exempt from registration under the Securities Act and such state laws. Buyer acknowledges that the

                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
         availability of such exemptions is predicated in part on Buyer's representations set forth in this Section and that Sellers are relying on such representations.

                (vii) TRANSFER. Buyer acknowledges that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.

                (viii) ACCREDITED INVESTOR. Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                (ix) LEGEND. Buyer acknowledges that each certificate representing any Shares will be endorsed with a legend substantially similar to the following:

                THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                (x) RELIANCE. For purposes of entering into this Agreement and the other documents executed by Buyer in connection with this Agreement and carrying out the transactions contemplated hereby and thereby, (i) Buyer has not relied on any representation, warranty or information provided to Buyer by Capital Alliance Corporation concerning or in respect of Sellers or Targets, (ii) Buyer has not relied on any representation and warranty provided to Buyer by Sellers, other than the representations, warranties and covenants contained in this Agreement and the other documents executed by Sellers or Target in connection with this Agreement, and (iii) Buyer has not attributed to Sellers any representations, warranties or information provided by any other third party to Buyer.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING TARGET. The Major Sellers jointly and severally represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Major Sellers to the Buyer on the date hereof (the "DISCLOSURE SCHEDULE"). Any updated Disclosure Schedule shall be delivered at or before the Closing. An updated Disclosure Schedule shall only be deemed to modify a representation and/or warranty made as of the date of the



                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

Agreement in the event, and only in the event, that the Major Sellers acted in good faith and used their best efforts when preparing the original Disclosure Schedule delivered to the Buyer as of the date of this Agreement. In the event any such updated Disclosure Schedule indicates a Material change from the information previously provided to the Buyer, Buyer shall be entitled to terminate this Agreement notwithstanding any other provision contained in this Agreement by written notice delivered to the Sellers. An event or matter will be deemed to be "MATERIAL," to have a "MATERIAL" change in or in respect of, to have a "MATERIAL ADVERSE EFFECT" or to be "MATERIALLY" affected if, in the opinion of Buyer, acting reasonably, the Loss is material or the Loss that may reasonably be expected to occur to Target or Buyer with respect to such event or matter, when taken together with all other related Losses that may reasonably be expected to occur to Target or Buyer as a result of any such events or matters, would exceed $20,000 in the aggregate or if such event or matter constitutes a criminal violation of law. The word "LOSS" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or that are reasonably expected to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in Losses, and all amounts paid in settlement of claims or actions; provided, however, that Losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds and any tax benefits or savings resulting therefrom). A Customer Contract or Agreement is "MATERIAL" if during the twelve months ended December 31, 1997 such Customer Contract or Agreement produced $80,000 of Gross Profit Margin less any bad debt specifically related to such Customer Contract or Agreement. Any item intended to be disclosed must be identified with the particular representation or warranty it is intended to limit and shall not be deemed to limit any other representation, warranty or covenant in this Agreement. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail to the satisfaction of Buyer. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

            (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except to the extent the lack of such qualification would not have a Material Adverse Effect on the business or operations of Target. Target has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of Target. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of Target (as amended to date). The minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of Target are correct and complete in all material respects. Target is not in default under or in violation of any provision of its charter or bylaws. No corporate act or proceeding on the part of Target or the Sellers, in their capacity as shareholders of Target, is necessary for the due and valid authorization of this Agreement or the transactions contemplated hereby.

            (b) CAPITALIZATION. The entire authorized capital stock of Target consists of 500,000 shares of common stock, par value $0.01 per share, of which 100,000 Shares are issued and outstanding, and 500,000 shares of preferred stock, par value $0.01 per share, of which 7,525 shares are issued and outstanding. No Shares are held in treasury by Target. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Target is a party or which are binding upon Target providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, deferred bonus programs, or similar rights with respect to Target. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of Target.

            (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Target is subject or any provision of the charter or bylaws of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Target is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, which it has not already obtained, in order for the Parties to consummate the transactions contemplated by this Agreement.

            (d) SUBSIDIARIES. Other than V.S. West, Inc., a Texas corporation, Target has no Subsidiaries.

            (e) FINANCIAL STATEMENTS. Attached hereto as Exhibit A are the financial statements (collectively the "FINANCIAL STATEMENTS"), including balance sheets, income statements,


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
and cash flow statements, for Target prepared in accordance with GAAP for each of the fiscal years ended December 31, 1995, 1996 and 1997, and for the four-month period ended April 30, 1998. The Financial Statements for the fiscal years ended December 31, 1995 and December 31, 1996 have been audited by Ernst & Young, LLP, and the Financial Statements for the fiscal year ended December 31, 1997 have been audited by Arthur Anderson & Co.

            (f) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since December 31, 1997, there has not been any adverse change in the assets, Liabilities, business, financial condition, operations, results, or future prospects of Target. Without limiting the generality of the foregoing, since that date:

                (i) Target has not sold, leased, transferred, conveyed, assigned or disposed of any of its material assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                (ii) Target has not entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) either involving more than $30,000 or outside the Ordinary Course of Business;

                (iii) No party (including Target) has accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) or notified Target of such involving more than $30,000 to which Target is a party or by which it is bound;

                (iv) Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

                (v) Target has not made any capital expenditure (or series of related capital expenditures) since April 6, 1998 either involving more than $25,000 singly or $100,000 in the aggregate, or outside the Ordinary Course of Business;

                (vi) Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 individually or $100,000 in the aggregate or outside the Ordinary Course of Business;

                (vii) Target has not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $100,000 singly or $250,000 in the aggregate or outside the Ordinary Course of Business;

                (viii) Target has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

                (ix) Target has not settled, canceled, compromised, waived, or released any right, claim, action or proceeding (or series of related rights, claims, actions or proceedings) either involving more than $10,000 or outside the Ordinary Course of Business;

                (x) Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                (xi) There has been no change made or authorized in the charter or bylaws of Target;

                (xii) Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

                (xiii) Target has not declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

                (xiv) Target has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

                (xv) Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business giving rise to any claim or right on its part against the Person or on the part of the Person against it;

                (xvi) Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                (xvii) Target has not granted an increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees;

                (xviii) Target has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment;

                (xix) Target has not made any other change in employment terms for any of its directors, officers, and full-time staff employees;


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

                (xx) Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                (xxi) Target has not made any dividend, consulting or other payment to the Sellers, except for employment salaries (not to exceed current compensation levels) to Sellers;

                (xxii) Target has not committed to do any of the foregoing.

            (g) UNDISCLOSED LIABILITIES. Target does not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against it giving rise to any Liability) which is individually in excess of $10,000, except for (i) Liabilities set forth on the face of the Financial Statements (rather than in any notes thereto), and (ii) Liabilities which have arisen after December 31, 1997 in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

            (h) TAX MATTERS.

                (i) Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Target (whether or not shown on any Tax Return) have been paid or are currently being disputed by Target in good faith. Target currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Target that arose in connection with any failure (or alleged failure) to pay any Tax.

                (ii) Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

                (iii) No Major Seller or director or officer (or employee responsible for Tax matters) of Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Major Sellers and the directors and officers (and employees responsible for Tax matters) of Target has Knowledge based upon personal contact with any agent of such authority. Section 4(h) of the Disclosure Schedule lists all Tax Returns filed with any Governmental Authority with respect to Target for taxable periods ended on or after


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

         December 31, 1990, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Major Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Target since December 31, 1990.

                (iv) Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (v) Target has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. Target has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. Target has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6661. Target is not a party to any Tax allocation or sharing agreement. Target has never been (nor has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than Target also was a member of the Affiliated Group.

                (vi) Section 4(h) of the Disclosure Schedule sets forth the following information with respect to Target as of the most recent practicable date: (A) the basis of Target in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Target; and (C) the amount of any deferred gain or loss allocable to Target arising out of any Deferred Intercompany Transaction.

                (vii) The unpaid Taxes of Target do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target in filing its Tax Returns.

            (i) TANGIBLE ASSETS. Target owns or leases all tangible assets necessary for the conduct of its business as presently conducted. To the Major Sellers' Knowledge, each such material tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

            (j) REAL PROPERTY. Target does not own, and neither Target nor the predecessors of Target have ever owned, any real property.

            (k) REAL PROPERTY LEASES. Section 4(k) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to Target. The Major Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(k) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(k) of the Disclosure Schedule:

                (i) The lease or sublease is legal, valid, binding, and enforceable against Target in accordance with its terms;

                (ii) No party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                (iii) No party to the lease or sublease has repudiated any provision thereof;

                (iv) There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                (v) Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                (vi) All facilities leased or subleased thereunder have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects; and

                (vii) The real property listed in Section 4(k) of the Disclosure Schedule represents all of the real property necessary to operate the business in the manner that it is currently being operated.

            (l) INTELLECTUAL PROPERTY.

                (i) Target is the sole and exclusive owner of all right, title and interest in and has good, valid and marketable title to, or, as to third party rights identified in Section 4(l) of the Disclosure Schedule, has obtained a license to use all Intellectual Property necessary for the operation of the business of Target as presently conducted, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Each item of Intellectual Property owned or used by Target immediately prior to the Closing hereunder will be owned or available for use by


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

         Target on identical terms and conditions immediately subsequent to the Closing hereunder. Target is the sole and exclusive owner of all right, title and interest in and has good, valid and marketable title to, or, as to third party programs identified in Section 4(l) of the Disclosure Schedule, has obtained a license to use and the right to sublicense, the software programs developed, authored and/or licensed by Target including without limitation those software programs listed on Section 4(l) of the Disclosure Schedule (the "SOFTWARE PROGRAMS") and the Documentation, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Section 4(l) of the Disclosure Schedule contains a complete list of all Software Programs, registered trademarks and service marks, all reserved trade names, all registered copyrights, all pending applications for registration of any marks or copyrights, and all filed patent applications and issued patents used in, or otherwise necessary for the conduct of, the business of Target as heretofore conducted.

                (ii) Section 4(l) of the Disclosure Schedule sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Programs. In no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

                (iii) Target has enforced the trade secret protection program set forth in Section 4(l) of the Disclosure Schedule, and, except as set forth in Section 4(l) of the Disclosure Schedule, there has been no violation of such program by any person or entity. The source code and Documentation (except end-user manuals) relating to the Software Programs (i) have at all times been maintained in strict confidence,
         (ii) have been disclosed by Target only to employees having a "need to know" the contents thereof in connection with the performance of their duties to Target and (iii) have not been disclosed to any third party.

                (iv) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Programs, Documentation or Intellectual Property have executed nondisclosure agreements in the form of Exhibit 4(l) and either (1) have been party to a written agreement with Target that has accorded Target full, effective, exclusive and original ownership of all the Software Programs, Documentation and Intellectual Property, or (2) have executed appropriate instruments of assignment in favor of Target as assignee that have conveyed to Target full, effective, and exclusive ownership of all the Software Programs, Documentation and Intellectual Property.

                (v) Section 4(l) of the Disclosure Schedule contains a complete list of software libraries, compilers and other third-party software used in the development of the Software Programs. Section 4(l) of the Disclosure Schedule lists all license agreements for the use of all such software and, if any such software is not licensed, the basis of the use of


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         such software by Target. All use of each of such Software Programs by
         Target has been in full compliance with the respective license agreement or other right of use listed on Section 4(l) of the Disclosure Schedule.

                (vi) The Software Programs will perform in accordance with the technical specifications therefor and with the warranties set forth in the Licenses.

                (vii) The Software Programs, the use thereof by Target and the use, license, sale or lease of the Software Programs, or of any part thereof, or of any copy, or of any part thereof, do not and will not infringe on, or contribute to the infringement of, any copyright, trade secret, patent or any other exclusionary right of any third party in either the United States or any foreign country. No person or entity has asserted a claim that the use, license, sale or lease of any Software Program, or any part thereof, infringes or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the United States or any foreign country, and the Sellers are not aware of any basis for any such claim.

                (viii) Except with respect to demonstration or trial copies, no portion of the Software Programs contains or will contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such actions.

                (ix) The documentation of the Software Programs includes without limitation the source code (with comments) for all Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer, any programs (including compilers), "workbenches," tools and higher level (or "proprietary") language necessary for the development, maintenance and implementation of the Software Programs and any and all materials relating to the Software Programs, including without limitation all notes, flow charts, programmer's or user's manuals (collectively, the "DOCUMENTATION").

                (x) No later than ten (10) days prior to the Closing Date, the Major Sellers have delivered to the Buyer correct and complete copies of all of Target's trademarks, service marks, trade names, copyrights, patents, and all registrations, applications, licenses, agreements, and permissions therefor (as amended to date), and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property used in, or otherwise necessary for the conduct of, the business of Target as heretofore conducted:


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                           (A) the identified owner possesses all right, title,
              and interest in and to the item;

                           (B) the item is not subject to any outstanding
              judgment, order, decree, stipulation, injunction, or charge;

                           (c) no charge, complaint, action, suit, proceeding,
              hearing, investigation, claim, or demand is pending or, to the Knowledge of any of the Major Sellers and the officers (and employees with responsibility for Intellectual Property matters) of Target, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) Target has never agreed to indemnify any person
              or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                (xi) The Major Sellers have supplied the Buyer with correct and complete copies of all third party licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item:

                           (A) the license, sublicense, agreement, or permission
              covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission
              will not terminate, become unenforceable, non-binding, illegal, or invalid, and will not otherwise be altered, as a result of the Closing;

                           (C) no party to the license, sublicense, agreement,
              or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the license, sublicense, agreement,
              or permission has repudiated any provision thereof;

                           (E) the underlying item of Intellectual Property is
              not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                           (F) no charge, complaint, action, suit, proceedings,
              hearing, investigation, claim or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and


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                           (G) Target has not granted any sublicense or similar
              right with respect to the license, sublicense, agreement, or permission.

                (xii) Section 4(l) of the Disclosure Schedule sets forth a complete and accurate list of all licenses and sublicenses of the Software Programs (the "LICENSES") and of all customer trial agreements for the Software Programs granted by Target to other parties. All Licenses identified in Section 4(l) of the Disclosure Schedule constitute only end-user agreements, each of which grants the end user thereunder principally the nonexclusive right and license to use an identified Software Program and related user documentation, for internal purposes only, at the sites specified in each agreement. Except as set forth in Section 4(l) of the Disclosure Schedule, all Licenses and trials of the Software Programs are governed by Target's standard license and customer trial agreements, respectively, which are attached as Exhibits 4(l)(xii)(1) and 4(l)(xii)(2), respectively.

                (xiii) The Software Programs (i) have been designed to ensure year 2000 compatibility, which shall include, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate or will operate in accordance with their specifications prior to, during and after the calendar year 2000 A.D.; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

         Notwithstanding anything to the contrary in this Section 4(l), the Major Sellers make no representation or warranty as to the authority of any third party from whom Target licenses or has purchased any Intellectual Property to so license or sell such Intellectual Property.

            (m) CONTRACTS. Section 4(m) of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements to which Target is a party or which directly affect the day-to-day operations of Target:

                (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum;

                (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $10,000;

                (iii) any written arrangement concerning a partnership or joint venture;


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                (iv) any written arrangement (or group of related written
         arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or has agreed to impose) a Security Interest on any of its assets, tangible or intangible;

                (v) any written arrangement concerning confidentiality or noncompetition;

                (vi) any written arrangement to which any of the Sellers or any of their Affiliates is a party;

                (vii) any written arrangement with any of the directors, officers, and employees of Target in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

                (viii) any written arrangement under which the consequences of a default or termination could have a Material Adverse Effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of Target;

                (ix) any written arrangement involving a Governmental Authority;

                (x) any written Customer Contract or Agreement;

                (xi) any other written arrangement (or group of related written arrangements) either involving more than $80,000 or not entered into in the Ordinary Course of Business; or

                (xii) any written arrangement affecting any Employee Benefit
         Plan.

         The Major Sellers have delivered to the Buyer a correct and complete copy of each written arrangement listed in Section 4(m) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding and enforceable against Target in accordance with its terms; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration, under the written arrangement; and (C) no party has repudiated any provision of the written arrangement. Target is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 4(m) of the Disclosure Schedule under the terms of this Section 4(m). No unfilled Customer Contract or Agreement obligating Target to perform services will result in a Loss to Target upon completion of performance. Target is not a party to any contract, agreement or other arrangement which is not an arms-length transaction. None of Target's twenty-five (25)


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                                      -24-
highest grossing revenue customers in the year ended December 31, 1997 has Materially curtailed or terminated its relationship with it or has indicated that it will stop, or Materially decrease the rate of, buying services from it.

            (n) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Target are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target.

            (o) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Target.

            (p) INSURANCE. Section 4(p) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

                (i) The name, address, and telephone number of the agent;

                (ii) The name of the insurer, the name of the policyholder, and the name of each covered insured;

                (iii) The policy number and the period of coverage;

                (iv) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                (v) A description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding and enforceable against the insurer; (B) Target is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Target has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(p) of the Disclosure Schedule describes any self-insurance arrangements affecting Target.


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                            STOCK PURCHASE AGREEMENT

            (q) LITIGATION. Section 4(q) of the Disclosure Schedule sets forth each instance in which Target (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of any of the Major Sellers and the officers (and J.D. Hicks, who is the employee with responsibility for litigation matters) of Target, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Governmental Authority or before any arbitrator. None of the Major Sellers and the directors (other than Leonard Palimino, with respect to whom no representation is made) and officers of Target has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation will be brought or threatened against Target.

            (r) EMPLOYEES. No key employee or full-time group of employees has disclosed to the Major Sellers any plans to terminate employment with Target. Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Target has not committed any unfair labor practice. None of the Major Sellers and the directors (other than Leonard Palimino, with respect to whom no representation is made) and officers of Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Target.

            (s) EMPLOYEE BENEFITS. Section 4(s) of the Disclosure Schedule lists all Employee Benefit Plans that Target maintains or to which Target contributes for the benefit of any current or former employee of Target.

                (i) Each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code.

                (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each Employee Welfare Benefit Plan that is a group health plan as defined in Code Sec. 5000(b)(1).

                (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have either been paid to each Employee Pension Benefit Plan or have accrued in accordance with the past custom and practice of Target. All premiums or other payments for all periods ending on or before the Closing Date shall have been paid with respect to each Employee Welfare Benefit Plan on or before the Closing Date.


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                                      -26-
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                (iv) Each such Employee Benefit Plan which is an Employee
         Pension Benefit Plan substantially meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                (v) The market value of assets under each Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of Liabilities thereunder (determined on a plan termination basis) as of the last day of the most recent plan year. No Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Major Sellers and the officers of Target, threatened.

                (vi) There have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Major Sellers and the officers of Target, threatened. None of the Major Sellers and the directors and officers of Target has any Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

                (vii) The Major Sellers have delivered to the Buyer correct and complete copies of (A) the plan documents and summary plan descriptions, (B) the most recent determination letter received from the Internal Revenue Service, (C) the most recent Form 5500 Annual Report, and (D) all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

                (viii) Target has maintained all employee benefit schemes substantially in accordance with the applicable statutory requirements and all contributions (including all employer and employee contributions), which have accrued for periods prior to the Closing Date, to such schemes have been made.

         Neither Target nor the other members of the Controlled Group of Corporations that includes Target contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. Target has not incurred, and none of the Major Sellers and the directors and officers of Target has any reason to expect that Target will incur, any Liability to the PBGC (other than PBGC


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                            STOCK PURCHASE AGREEMENT
premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that Target and the Controlled Group of Corporations which includes Target maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. Target does not maintain, nor has it ever maintained or contributed to, or ever been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

            (t) GUARANTIES. Target is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

            (u) ENVIRONMENT, HEALTH, AND SAFETY. To the Knowledge of any of the Major Sellers and the officers of Target:

                (i) Target and the predecessors of Target, if any, have complied with all laws (including rules and regulations thereunder) of any Governmental Authority concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation, the violation of which would have a Material Adverse Effect;

                (ii) Target does not have any Liability (and there is no Basis related to the past or present operations, properties, or facilities of Target and the predecessors of Target, if any, for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Target giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1989, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), any other law (or rule or regulation thereunder) of any Governmental Authority or common law remedy concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment;

                (iii) Target does not have any Liability (and Target and the predecessors of Target, if any, and Affiliates have not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against Target giving rise to any Material Liability) for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury;


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                                      -28-
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                (iv) Target does not have any Material Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Target giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any Governmental Authority concerning employee health and safety;

                (v) Target does not have any Material Liability (and Target has not exposed any employee to any substance or condition that could form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against Target giving rise to any Liability) for any illness of or personal injury to any employee;

                (vi) Target has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all laws of any Governmental Authority (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, the violation of which would have a Material Adverse Effect;

                (vii) all properties and equipment used in the business of Target have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2 trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances; and

                (viii) Target has never buried, stored, spilled, leaked, discharged, emitted, or released any pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste on any real property that Target leases or ever has leased.

            (v) LEGAL COMPLIANCE.

                (i) To the Knowledge of the Major Sellers, Target has complied with all laws (including rules and regulations thereunder) of all Governmental Authorities, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Target alleging any failure to comply with any such law or regulation.


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                                      -29-

                (ii) To the Knowledge of the Major Sellers, Target has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

                (iii) To the Knowledge of the Major Sellers, Target has not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Act, each as amended.

                (iv) To the Knowledge of the Major Sellers, Target has complied with all applicable laws (including rules and regulations thereunder) relating to the residency status of foreign individuals which are employees of Target and obtaining the requisite visas, permits and other documentation to permit such individuals to work in the United States.

                (v) To the Knowledge of the Major Sellers, Target has not:

                           (A) made or agreed to make any contribution, payment,
              or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any Governmental Authority;

                           (B) established or maintained any unrecorded fund or
              asset for any purpose, or made any false entries on any books or records for any reason; or

                           (C) made or agreed to make any contribution, or
              reimbursed any political gift or contribution made by any other Person, to any candidate for public office with regards to any Governmental Authority.

                (vi) Target has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

                (vii) Target has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

            (w) CERTAIN BUSINESS RELATIONSHIPS WITH TARGET. Except as set forth in Section 4(w) of the Disclosure Schedule, none of the Sellers and their Affiliates has engaged in any business arrangement or relationship with Target within the past twelve (12) months, and none of the Sellers and their Affiliates owns any property or right, tangible or intangible, which is used in the business of Target.


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            (x) BROKERS' FEES. Target does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            (y) DISCLOSURE. The representations and warranties contained in this
Section 4 along with the Disclosure Schedule and any other information, statement or certificate required by this Agreement or the agreements executed in connection with this Agreement to be provided to Buyer by Major Sellers do not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading.

            (z) BOOKS AND RECORDS. The Major Sellers have furnished the Buyer with true and complete copies of the books and records relating to the ownership and operation of Target. The books and records reflect all minutes and written consents adopted by the Boards of Directors of Target. The books and records have been maintained in accordance with applicable legal requirements, comprise all of the books and records relating to the ownership and operation of Target.

            (aa) PAYMENTS TO OFFICIALS. During the three year period prior to the date hereof, to the Knowledge of the Major Sellers, neither Target nor any of the Sellers on behalf of Target has paid or given or has authorized or committed to the payment or gift of money or anything of value to any official or employee of any government entity or instrumentality or any political party or candidate for political office for the purpose of influencing any governmental action or decision in order to obtain or retain business or to direct business to any other party.

         5  INTENTIONALLY OMITTED.

         6  COVENANTS. The Parties agree as follows:

            (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to Target.

            (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Target, each of the other Parties will cooperate with him or it and his or its counsel in the


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contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

            (c) TRANSITION. None of the Sellers will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Target from maintaining the same business relationships with Target after the Closing as it maintained with Target prior to the Closing for a period of twenty-four (24) months thereafter or for the length of their (or, in the case of the Sub-S Sellers, their shareholder's) employment by Target, if applicable, whichever time period is shorter. Each of the Major Sellers will refer all customer inquiries relating to the lines of businesses of Target to the Buyer from and after the Closing for a period of twenty-four (24) months thereafter or for the length of their (or, in the case of the Sub-S Sellers, their shareholder's) employment by Target, if applicable, whichever time period is shorter.

            (d) CONFIDENTIALITY. At the request and option of the Buyer at any time after Closing, the Sellers shall deliver promptly to the Buyer or destroy all tangible embodiments (and all copies) of the Confidential Information concerning Target which are in his or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) at any time after Closing to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled at any time after the Closing to disclose any Confidential Information concerning Target to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall provide to Buyer a copy of the applicable advice of counsel, and use his or its commercially reasonable efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information concerning Target required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information concerning Target which is generally available to the public immediately prior to the time of disclosure.

            (e) ADDITIONAL TAX MATTERS.

                (i) The Major Sellers shall cause Target to file with the appropriate Governmental Authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and Target shall remit any Taxes due in respect of such Tax Returns.


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                (ii) Buyer and the Sellers recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Buyer and/or Target to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees to cause Target to (A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow the Sellers and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such other Party may reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other Party's expense.

                (iii) The Major Sellers shall reimburse the Buyer for the Taxes for which they are liable pursuant to Section 6(e)(i) hereof, but which are required to be paid in connection with Tax Returns to be filed on behalf of Target by the Buyer, within ten (10) business days after receipt by the Sellers of signed copies of such Tax Returns as filed; however, only to the extent such Taxes are in excess of the reserve for such Tax Liability used to determine the Net Working Capital of Target.

                (iv) Neither the Buyer nor Target shall be liable for any taxes created solely from the conversion by Target to the accrual basis of tax accounting from the cash basis of tax accounting immediately prior to Closing in contemplation of Closing. The Major Sellers shall reimburse Buyer for any Taxes for which either the Buyer or Target become liable due solely to such conversion.

            (f) COVENANT NOT TO COMPETE.

                (i) For a period of four (4) years from and after the Closing Date or two (2) years beyond the term of his employment with Target, whichever is shorter, none of the Major Sellers will (i) engage directly or indirectly in any business that is substantially similar to that conducted by Target within a one hundred (100) mile radius of any office of Target which existed as of the date of termination of his employment with Target, or which was contemplated by Buyer's or Target's business plan as of such date to be opened within one calendar year of such date; (ii) service or solicit any then current customer of Target or any customer acquired by Target within 90 days after the date of termination of his employment with Target, relating to any business that is substantially similar to that conducted by Target; or (iii) offer employment to or attempt to induce any director, officer, employee, agent, or customer of Target to terminate such relationship with Target; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage in the business of such corporation solely by reason of such ownership;


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                (ii) If any Major Seller commits a breach, or overtly threatens to commit a breach, of any of the provisions of Section 6(f)(i) above, Buyer shall have the right and remedy to seek to have the provisions of
         Section 6(f)(i) specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and continuing damage to Buyer, Target and their Affiliates, and that the exact amount of which would be difficult to ascertain and that in any event money damages will not provide adequate remedy and Buyer shall be entitled to seek to obtain injunctive relief restraining any violation of Section 6(f)(i);

                (iii) It is expressly understood and agreed that Buyer and the Major Sellers consider the restrictions contained in Section 6(f)(i) above to be reasonable and necessary for the purposes of preserving and protecting the business of Target and goodwill purchased by Buyer; and

                (iv) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(f) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

            (g) CONDUCT OF BUSINESS DURING EARN-OUT PERIOD. During the Earn-Out Period, Buyer shall be entitled to operate and manage the business of Target, consistent with prudent business practices with the same degree of autonomy as the Sellers had prior to the sale of the Shares to Buyer, and without undo interference from Sellers or any of their Affiliates. Buyer agrees that it will not, during the Earn-Out Period, unreasonably require that the business of Target be operated differently than it was operated in the past, unreasonably change the prices charged, the level of compensation of full-time corporate employees and the level of general and administrative expenses, unless the prior practices are unreasonable or imprudent. During the Earn-Out Period, Buyer shall not, without the consent of a Majority in Interest of the Major Sellers, (i) merge or consolidate Target with any other Person, whether or not affiliated with Buyer, or sell all or substantially all of the assets of Target, (ii) dispose of assets of Target outside the Ordinary Course of Business, or (iii) dissolve the Target or fail to take any actions necessary to preserve the status of Target as a corporation.

            (h) PERSONAL GUARANTIES. Following the Closing, Buyer shall make commercially reasonable efforts to cause AT&T Capital Leasing Services Lease Agreement signed on 3-6-96 and SANWA Leasing Corporation Lease Agreement signed on 3-6-96 to be released as soon as is reasonably practicable upon the termination of the current lease periods for the guaranteed leases. In addition, Buyer shall defend, indemnify and hold Sellers harmless from and against, and


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promptly reimburse Sellers for, any losses that Sellers actually incur or to which Sellers become subject, which losses arise either directly or indirectly, out of the enforcement of, or payment or performance by Sellers under, any such guaranty.

         7. THE CLOSING.

            (a) SELLER'S ACTIONS. At the Closing, the Sellers shall deliver to Buyer the following documents or proof, reasonably satisfactory to Buyer, that the following actions have been taken or conditions exist:

                (i) The Sellers or Target shall have procured all third-party consents required by this Agreement or the transactions contemplated hereby. Sellers shall have taken all additional actions (and the Major Sellers will cause Target to take all additional actions) that may be deemed necessary, proper, or advisable by Buyer in connection with any other notices to, filings with, and authorizations, consents, and approvals of Governmental Authorities and third parties that he, she, it or Target may be required to give, make, or obtain as reasonably required by this Agreement or the transactions contemplated hereby in order that Buyer is able to conduct the business of Target in the same manner as it is currently being conducted. The Major Sellers shall have or shall have caused Target to give any notices to third parties required by this Agreement or the transactions contemplated hereby;

                (ii) Target shall have obtained from its landlords (to the extent required under the pertinent premises leases) written consent to the assignment of all leases being indirectly assumed by Buyer, which assignments are deemed to have resulted from the transactions contemplated by this Agreement;

                (iii) The Major Sellers shall not have caused or allowed any distributions to be made to Sellers out of Net Working Capital after April 30, 1998, other than for purposes of payment of expenses related to the transactions contemplated by this Agreement and the agreements executed in connection with this Agreement, which amounts shall have been repaid by Sellers in full on or prior to Closing;

                (iv) The Major Sellers shall have caused Target to prepare and deliver to Buyer, on a bi-weekly basis from April 30, 1998 until the Closing Date, the financial and other information listed on Exhibit D hereto;

                (v) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency within the jurisdiction of any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation or injunction would
         (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be


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                                      -35-
         rescinded following consummation, or (C) affect adversely the right of the Buyer to own, operate, or control the Shares or Target (and no such judgment, order, decree, stipulation or injunction shall be in effect);

                (vi) The Buyer shall have received from the Major Sellers (excluding Mervin Calverley), duly executed and delivered employment agreements in the form and substance attached hereto as Exhibit B;

                (vii) The Buyer shall have received from counsel to certain of the Major Sellers an opinion substantially in the form of Exhibit C attached hereto, addressed to the Buyer and dated as of the Closing Date;

                (viii) The Buyer shall have received the resignations, effective as of the Closing, of each director (other than Leonard Palimino) of Target designated by Buyer prior to the Closing;

                (ix) All officers and directors of Target and each of the Major Sellers shall have repaid in full all debts or other obligations, if any, owed to Target;

                (x) Since December 31, 1997, no Material Adverse Change shall have occurred before the Closing in Target's business or its future business prospects;

                (xi) Sellers shall deliver to Buyer stock certificates evidencing all of the stock of Target in good delivery form and duly endorsed for transfer or accompanied by duly executed stock power or other appropriate assignment documents;

                (xii) The Sellers shall have caused Target to and Target shall have canceled any stock options, deferred bonus programs, and phantom equity plans outstanding as of the Closing Date, at no cost to Buyer. The payments made by Sellers and due pursuant to the cancellation of such programs will vest and be payable to the recipients in accordance with terms and conditions acceptable to Buyer.

                (xiii) All Security Interests (excluding any leases of real or personal property) securing funded debts of Target which have been paid in full prior to or at the Closing shall have been fully released of record to the reasonable satisfaction of the Buyer and all Uniform Commercial Code financing statements or other filings of any kind whatsoever, covering or evidencing such Security Interests shall have been terminated;

                (xiv) All obligations of Target for funded indebtedness which are not being retired or satisfied by the Sellers prior to or at the Closing, shall have been modified in such a manner that their covenants, repayment schedules, and other provisions will be upon terms reasonably satisfactory to Buyer;

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



                (xv) No unsatisfied Security Interests filed of record for the failure to pay Taxes of any nature whatsoever shall exist against Target, or against or in any way affecting any of the Shares;

                (xvi) Buyer shall have received a certificate of the Secretary of Target certifying as true and complete an attached certificate of incorporation (as certified by the Secretary of State of the State of Texas) and bylaws and certificates of good standing in each jurisdiction in which Target is required to be qualified to do business; and

                (xvii) The Major Sellers shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in
         Section 7(a)(i)-(xvi) is satisfied in all respects.

            (b) BUYER'S ACTIONS. At the Closing, Buyer shall deliver to Sellers the following documents or proof, reasonably satisfactory to the Sellers, that the following actions have been taken or conditions exist:

                (i) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency within the jurisdiction of any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                (ii) The Major Sellers shall have received from Buyer, duly executed and delivered employment agreements in the form and substance attached hereto as Exhibit B for each Major Seller (excluding Mervin Calverley).

         8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

            (a) SURVIVAL. All of the representations and warranties of the Major Sellers contained in Section 4 and all covenants of the Major Sellers contained in this Agreement (other than the representations and warranties of the Major Sellers contained in Section 4(h) above) shall survive the Closing hereunder and continue in full force and effect for a period of two (2) years thereafter.
Section 7 of this Agreement shall not survive the Closing and shall terminate as of the Closing Date. All of the other representations, warranties and covenants contained in this Agreement (including the representations and warranties of the Major Sellers contained in Section 4(h) above) shall survive the Closing and continue in full force and effect for the applicable statute of limitations.


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            (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                (i) In the event the Major Sellers breach (or in the event any third party alleges facts that, if true, would mean the Major Sellers has breached) any of their Joint and Several representations, warranties, and covenants contained herein during the period such representations, warranties and covenants survive, and provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 10(h) below within the applicable survival period, then each of the Major Sellers agrees to indemnify the Buyer from and against the entirety of any Losses the Buyer may suffer through and after the date of the claim for indemnification (including any Losses the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, or caused by the breach (or the alleged breach); provided, however, that the Major Sellers shall not have any obligation to indemnify the Buyer from and against any Losses resulting from, arising out of, relating to, or caused by the breach of any representation, warranty or covenant of the Major Sellers contained in this Agreement (including the indemnities contained in Sections 8(b)(iv) and (v)) (i) until Buyer has suffered aggregate losses by reason of all such breaches in excess of $125,000 (at which point the Major Sellers shall be obligated to indemnify Buyer for all such aggregate losses, including losses back to the first dollar) and (ii) for Losses in excess of $2,750,000 (after which point the Major Sellers shall have no obligation to indemnify Buyer from and against further such Losses); provided further, however, that the Major Sellers shall indemnify Buyer from and against any Losses resulting from, arising out of, relating to, or caused by the breach of any representation or warranty of the Major Sellers contained in Section 4(l) for losses up to $10,800,000. The limitations set forth above specifically shall not apply to the liability of any Major Seller with respect to Losses resulting from, arising out of, relating to, caused by or attributable to intentional fraud or any willful misconduct by the Major Sellers or by the breach of any representation or warranty contained in Section 3.

                (ii) In the event any Seller breaches (or in the event any third party alleges facts that, if true, would mean any Seller has breached) any of his Several representations, warranties, and covenants contained herein during the period such representations, warranties and covenants survive, and provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(h) below within the applicable survival period, then such Seller agrees to indemnify the Buyer from and against the entirety of any Losses the Buyer may suffer through and after the date of the claim for indemnification (including any Losses the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                (iii) Each of the Major Sellers agrees to indemnify the Buyer from and against the entirety of any Losses the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of Target arising under United States Treasury Reg. Section 1.1502-6 (because Target once was a member of an Affiliated Group during any part


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                                      -38-
         of any consolidated return year within any part of which consolidated return year any corporation other than Target also was a member of the Affiliated Group).

                (iv) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any sales, stamp, duty, or other transfer Taxes which may become due and owing to any Governmental Authority by reason of the sale of such Seller's Shares of Target to Buyer.

                (v) Each of the Major Sellers agrees to indemnify the Buyer from and against the entirety of any Losses which may become due and owing by reason of Target's failure prior to the Closing Date to properly obtain any visas required for employees of Target to work in the United States.

                (vi) Each of the Major Sellers shall be liable for, and hereby indemnifies, the Buyer for all income Taxes imposed on Target with respect to any taxable year or period beginning before and ending after the Closing Date; provided, however, that such indemnity shall be made only to the extent such Taxes are in excess of the reserve, if any, for such Tax Liability as reflected in the Financial Statements and in the computation of the Net Working Capital. In order to apportion appropriately any income Taxes relating to any taxable year or period that begins before and ends after the Closing Date, the Parties hereto shall, to the extent permitted or not prohibited by applicable law, elect with the relevant taxing authority, if required or necessary, to terminate the taxable year of Target as of the Closing Date. In any case where applicable law does not permit Target to treat such date as the end of a taxable year or period, then whenever it is necessary to determine the liability for income Taxes of Target, for a portion of a taxable year or period, such determination shall (unless otherwise agree to in writing by the Buyer and the Sellers) be determined by a closing of Target' books, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. In no event shall such apportionment of income Taxes to the Sellers be greater than the income Taxes which would have been allocated to Target if such income Taxes had been based upon the number of days during such taxable year or period the Sellers owned the stock in Target.

            (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to Section 10(h) below within the applicable survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Losses the Seller may suffer through and after the date of the claim for indemnification (including any Losses the Seller may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

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            (d) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the matter that the Indemnifying party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be unreasonably withheld), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be unreasonably withheld). In the event no Indemnifying Party notifies the Indemnified Party, within thirty (30) days after the Indemnified Party has given notice of the matter, that the Indemnifying Party is assuming the defense thereof, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other parties to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her) whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, in which case the Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the Party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

            (e) DETERMINATION OF LOSS. The amount of indemnification to be paid by any Party to another Party hereto shall be reduced by (i) any insurance proceeds received, including both defense and indemnification costs, with respect to any insurance policy maintained by Target providing coverage with respect to any of the Losses; and (ii) any Tax benefits received by Buyer as a result of any of the Losses (utilizing the applicable rate for Tax purposes of the Target as the


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discount rate). All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

             (f) EXCLUSIVE REMEDY. Buyer and Sellers acknowledge and agree that the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy for monetary damages of both the Buyer and Sellers for any breach of the representations and warranties of either Party.

             (g) PAYMENT; GENERAL RIGHT OF OFFSET. The Indemnifying Parties shall promptly pay to Buyer or such other Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Losses to which Buyer or such Indemnified Party may become entitled to by reason of the provisions of this Agreement. Furthermore, and in lieu of receiving a cash payment from the Sellers, Buyer, in good faith, may elect to offset against any Earn-Out Payments payable to Sellers the amount of any Losses or any other payments to which Buyer or such Indemnified Parties may become entitled to by reason of the provisions of this Agreement. In the event that Buyer offsets more than the amount of any Losses (as finally determined), Buyer shall be responsible to promptly pay Seller for such sums which should not have been subject to an offset.

             (h) TAX DISPUTES. In the event that any dispute arises between Target and the Internal Revenue Service or any state tax authority relating to an issue in which Sellers have agreed to indemnify Buyer, the Sellers shall have the right to associate with Buyer in the defense or settlement of any such claims. Moreover, Buyer at all times shall act in good faith in order to minimize the Tax Liability as to issues in which Sellers have agreed to indemnify Buyer (so long as it does not adversely affect Target) and shall not settle or compromise any claims without the consent of Sellers, which consent shall not be unreasonably withheld.

         9.  INTENTIONALLY OMITTED.

         10. MISCELLANEOUS.

             (a) NATURE OF THE SELLERS' REPRESENTATIONS, WARRANTIES AND
COVENANTS.


                 (i) When any Seller makes a representation, warranty, or covenant herein, then that representation or warranty in Section 3(a), or covenant will be referred to herein as the "SEVERAL" obligation of that Seller. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible for any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, or caused by, any breach thereof. The covenants of each of the Sellers in Section 2(a) or elsewhere in this Agreement (other than as expressly provided in Section 10(a)(ii) below) and the representations and warranties of each of the Sellers in Section 3(a) or elsewhere in this Agreement (other than as expressly provided in Section 10(a)(ii) below) are the Several obligations of the Sellers.


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

                 (ii) When the Major Sellers make a representation or warranty in Section 4, then that representation or warranty will be referred to herein as the "JOINT AND SEVERAL" obligation of the Major Sellers. This means that each Major Seller will be responsible for the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, or caused by, any breach thereof.

             (b) PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing or permit its representatives to make any public comment or communications regarding this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation or necessary in order to consummate the transactions contemplated by this Agreement (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

             (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

             (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

             (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may assign any or all of its rights and interests hereunder to a wholly-owned subsidiary of Buyer (in any or all of which cases the Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

             (f) FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties hereto agree to execute an original of this Agreement and provide such requesting party with a full set of original signature pages for each of the Parties hereto other than the requesting party within two (2) days of the original execution date hereof.

                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

             (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to a Seller:

                         at the address shown for such Seller on Section 4(b) of the Disclosure Schedule.

                  with a copy to:

                         Greg R. Samuel, Esq.
                         Haynes and Boone, L.L.P.
                         3100 NationsBank Plaza
                         Dallas, Texas  75202
                         Telephone: (214) 651-5690
                         Facsimile: (214) 200-0577

                  If to the Buyer:

                         Metamor Worldwide, Inc.
                         4400 Post Oak Parkway, Suite 1100
                         Houston, Texas  77027
                         Attention:  Michael T. Willis
                         Telephone: (713) 548-3400
                         Facsimile: (713) 627-1059

                  with a copy to:

                         Peter T. Dameris, Esq.
                         Margaret G. Reed, Esq.
                         Metamor Worldwide, Inc.
                         4400 Post Oak Parkway, Suite 1100
                         Houston, Texas  77027
                         Telephone: (713) 548-3400
                         Facsimile: (713) 627-1059


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

             (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

             (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

             (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

             (l) EXPENSES. Each of the Buyer and the Sellers will bear his or its own costs and expenses (including legal and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. If and to the extent Sellers shall cause any portion of such expenses to be borne by Target, such expenses shall be paid in full by Sellers to Target on or prior to the Closing.

             (m) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any statute or law of any Governmental Authority shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant

                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant at the same time, prior to or following the breach by any other Party of any representation, warranty or covenant, regardless of whether such breaches relate to the same subject matter and regardless of the relative levels of specificity of the provisions relating to such breaches, neither breach shall detract from or mitigate the breach of the other Party.

             (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

             (o) GENDER; ETC. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other genders and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.

             (p) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

             (q) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED IN A FEDERAL OR STATE COURT LOCATED IN THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY, IRREVOCABLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY FURTHER AGREES THAT A JUDGMENT, AFTER EXHAUSTION OF ALL AVAILABLE APPEALS, IN ANY SUCH ACTION OR PROCEEDINGS IN SUCH COURTS SHALL BE CONCLUSIVE AND BINDING UPON SUCH PARTY, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY A SUIT UPON SUCH JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE JUDGMENT. EACH PARTY HEREBY WAIVES IRREVOCABLY, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE LAYING OF VENUE IN HOUSTON, TEXAS OR ANY CLAIM OF INCONVENIENT FORUM IN RESPECT OF ANY SUCH ACTION IN HOUSTON, TEXAS TO WHICH IT MIGHT OTHERWISE NOW OR HEREAFTER BE ENTITLED IN ANY ACTIONS ARISING OUT OF OR BASED ON THIS AGREEMENT.


                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                     BUYER:

                                     METAMOR WORLDWIDE, INC.



                                     By:    /s/ Edward L. Pierce
                                        ---------------------------------------
                                        Name:  Edward L. Pierce
                                        Title: Senior Vice President

                                     SELLERS:

                                     INFORMIX CORPORATION


                                     By:    /s/ Gary Lloyd
                                        ---------------------------------------
                                        Name:  Gary Lloyd
                                        Title: Vice President, General Counsel

                                     M.R. BALDWIN, INC.

                                     By:     /s/ Michael R. Baldwin
                                        ---------------------------------------
                                        Name:  Michael R. Baldwin
                                        Title: President

                                     J.D. HICKS & ASSOCIATES, INC.

                                     By:     /s/ J.D. Hicks
                                        ---------------------------------------
                                        Name:  J.D. Hicks
                                        Title: President

                                          /s/ Kenneth W. Marshall
                                     ------------------------------------------
                                     Kenneth W. Marshall

                                          /s/ Mervin Calverley
                                     ------------------------------------------
                                     Mervin Calverley

                            METAMOR WORLDWIDE, INC.
                            STOCK PURCHASE AGREEMENT
                                      -46-